Exhibit 99.1

Intrusion, Inc. Announces Preliminary Second Quarter 2023 Results

Announces date for the release of its second quarter 2023 financial results

PLANO, Texas, July 17, 2023 (GLOBE NEWSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, today announced preliminary financial results for the period ended June 30, 2023.

Top-line revenues for Intrusion Shield are expected to show an increase of approximately 35% sequentially, and new bookings in the second quarter and early third quarter will further increase revenues for Intrusion Shield in the second half of fiscal year 2023. Intrusion's consulting business has also begun to show meaningful growth for the second half of the fiscal year with a new contract from a customer in the travel industry and continued growth in the consulting business pipeline. Additionally, as a result of the cost-cutting measures implemented in late March, Intrusion’s cash burn was significantly reduced in the second quarter, and the reduction in cash burn is expected to continue in the third quarter and beyond.

Tony Scott, CEO of Intrusion, said, “We remain diligent in our efforts to manage our business and calibrate the investments that will shape our future. As I said last quarter, we are seeing the positive results of these actions in our results and business momentum, which have now materialized in the form of increased revenue and bookings.”

Second Quarter 2023 Financial Results Conference Call

Intrusion will release its second quarter 2023 financial results on Monday, August 14, 2023, after market close. In conjunction with the report, Tony Scott, CEO, and Kimberly Pinson, CFO, will host a conference call at 5:00 p.m. Eastern Time to discuss the Company’s financial results.

The conference call will be broadcast live in listen-only mode on the investor relations website (https://ir.intrusion.com/overview/default.aspx).

Analysts and investors who would like to join the live call via teleconference are invited to dial in using the following information:

Date: Monday, August 14, 2023
Time: 5:00 p.m. EDT
Conference Call Number: 1-404-975-4839
International Call Number: +1-833-470-1428
Access Code: 732778

Webcast Access: https://events.q4inc.com/attendee/361845743

A telephone replay of the conference call will be available approximately two hours after the conference call through August 21, 2023. The replay can be accessed by dialing 1-929-458-6194 and using the passcode 372323. International callers should dial +1-866-813-9403 and enter the same passcode at the prompt.

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About Intrusion Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the Company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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